SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMÉRICA MÓVIL, S.A.B. DE C.V.

(Exact Name of Registrant as Specified in Its Charter)

UNITED MEXICAN STATES

(State of Incorporation or Organization)

NOT APPLICABLE

(I.R.S. Employer Identification No.)

Lago Zurich 245

Plaza Carso / Edificio Telcel

Colonia Granada Ampliación

11529 México, D.F., México

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.125% Senior Notes due 2022	New York Stock Exchange
4.375% Senior Notes due 2042

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-182394

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 6 through 18 of the Prospectus dated June 28, 2012 included in the Registration Statement on Form F-3 of América Móvil, S.A.B. de C.V. (the “Company”) (Registration No. 333-182394), as supplemented by the information under the headings “Risk Factors” and “Description of Notes” on pages S-10 and S-14 through S-18, respectively, of the related Prospectus Supplement, dated July 9, 2012.

Item 2.	Exhibits.

99.1 Prospectus dated June 28, 2012, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company on June 28, 2012 (Registration No. 333-182394).

99.2 Prospectus Supplement dated July 9, 2012, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on July 11, 2012.

99.3 Indenture dated June 28, 2012, between the Company and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 filed with the SEC by the Company on June 28, 2012 (Registration No. 333-182394).

99.4 Second Supplemental Indenture, dated as of July 16, 2012, between the Company and The Bank of New York Mellon, as trustee, relating to the 3.125% Senior Notes due 2022, including the form of global note, incorporated by reference to Exhibit 4.1 of the report on Form 6-K furnished to the SEC by the Company on July 16, 2012.

99.5 Third Supplemental Indenture, dated as of July 16, 2012, between the Company and The Bank of New York Mellon, as trustee, relating to the 4.375% Senior Notes due 2042, including the form of global note, incorporated by reference to Exhibit 4.2 of the report on Form 6-K furnished to the SEC by the Company on July 16, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

AMÉRICA MÓVIL, S.A.B. DE C.V. (Registrant)

By:	/s/ Carlos José García Moreno Elizondo
Name:	Carlos José García Moreno Elizondo
Title:	Chief Financial Officer

By:	/s/ Alejandro Cantú Jiménez
Name:	Alejandro Cantú Jiménez
Title:	General Counsel

Date: August 7, 2012

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Prospectus dated June 28, 2012, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company on June 28, 2012 (Registration No. 333-182394).

99.2	Prospectus Supplement dated July 9, 2012, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on July 11, 2012.

99.3	Indenture dated June 28, 2012, between the Company and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 filed with the SEC by the Company on June 28, 2012 (Registration No. 333-182394).

99.4	Second Supplemental Indenture, dated as of July 16, 2012, between the Company and The Bank of New York Mellon, as trustee, relating to the 3.125% Senior Notes due 2022, including the form of global note, incorporated by reference to Exhibit 4.1 of the report on Form 6-K furnished to the SEC by the Company on July 16, 2012.

99.5	Third Supplemental Indenture, dated as of July 16, 2012, between the Company and The Bank of New York Mellon, as trustee, relating to the 4.375% Senior Notes due 2042, including the form of global note, incorporated by reference to Exhibit 4.2 of the report on Form 6-K furnished to the SEC by the Company on July 16, 2012.